UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EVERGREEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

LETTER TO SHAREHOLDERS OF EVERGREEN CORPORATION

LOT 1.02, LEVEL 1, GLO DAMANSARA, 699, JALAN DAMANSARA

TAMAN TUN DR ISMAIL

60000 KUALA LUMPUR, MALAYSIA

Dear Evergreen Corporation Shareholder:

As you know, an extraordinary general meeting (the “Extraordinary General Meeting”) of Evergreen Corporation, a Cayman Islands exempted company (the “Company”), will be held on January 28, 2025, at 9: 00 a.m., New York Time. The Extraordinary General Meeting will be held in person at the offices of Evergreen Corporation, Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia and via virtual meeting format setting. You can participate in the Extraordinary General Meeting, vote, and submit questions via live webcast by visiting https://www.cstproxy.com/evergreencorporation/2025 and entering the voter control number located under the bar card code on your proxy card, voting instruction form or notice included in the proxy materials.

On or about January 14, 2025, the Company filed its definitive proxy statement, dated January 14, 2025 (the “Original Proxy Statement”), for the Extraordinary General Meeting with the Securities and Exchange Commission (the “SEC”). The Original Proxy Statement was first mailed to the Company’s shareholders on January 14, 2025. The attached Supplement to the proxy statement contains additional information that supplements the Original Proxy Statement. The Company urges you to read this Supplement, together with the Original Proxy Statement previously sent to you, carefully and in its entirety.

The Company is providing this Supplement to reflect (i) that the Company shall have the right to extend the Combination Period (as defined below) up to six (6) times for an additional one (1) month each time, from February 11, 2025 to August 11, 2025 (as extended, the “Extended Date”), provided that $0.05 (the “Extension Payment”) for each Class A ordinary share issued and outstanding is deposited into the Trust Account on or prior to the date of the applicable monthly deadline, (ii) that the Company shall be liquidated at the end of a 30-day cure period after the date any additional amount of funds were required to be deposited in the Trust Account as a condition of any extension of such date approved by the Company’s shareholders, and (iii) the removal of the provisions of the Trust Agreement (as defined below) permitting the Company to withdraw up to $100,000 of interest from the Trust Account to pay dissolution expenses. For the avoidance of doubt, the Sponsor has agreed to pay any outstanding dissolution expenses upon liquidation of the Company.

The proposals to be voted on at the Extraordinary General Meeting will be as follows:

●	Proposal No. 1 – Extension Amendment Proposal – To amend and restate EVGR’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time, from February 11, 2025 to the Extended Date (i.e., for a period of time ending 42 months after the consummation of its initial public offering (the “IPO”)) (the “Extension Amendment Proposal”);

●	Proposal No. 2 – Trust Agreement Amendment Proposal — To amend EVGR’s investment management trust agreement, dated as of February 8, 2022 (as amended, the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from February 11, 2025 to the Extended Date (the “Trust Agreement Amendment”) by depositing into the trust account, for each one-month extension, $0.05 for each Class A ordinary share issued and outstanding after giving effect to the Redemption (the “Trust Agreement Amendment Proposal”);

●	Proposal No. 3 – Adjournment Proposal – To adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve the Extension Amendment Proposal, or the Trust Agreement Amendment Proposal (the “Adjournment Proposal”).

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I look forward to seeing you at the meeting.

By Order of the Board of Directors of Evergreen Corporation

Liew Choon Lian

Chairman of the Board

January 27, 2025

Your vote is very important. Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Extraordinary General Meeting. The approval of the Extension Amendment Proposal requires a special resolution under the Companies Act, being the affirmative vote of at least two-thirds (2/3) of such holders of the issued and outstanding Ordinary Shares and Founder Shares, as, being entitled to do so, vote in person or by proxy at the Extraordinary General Meeting or any adjournment thereof. Approval of the Trust Agreement Amendment Proposal requires an ordinary resolution under the Companies Act and, pursuant to the Trust Agreement, requires the affirmative vote of at least sixty-five percent (65%) of the votes cast by the holders of the issued and outstanding Ordinary Shares and Founder Shares, present in person or represented by proxy at the Extraordinary General Meeting or any adjournment thereof and entitled to vote on such matter. The Adjournment Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a simple majority of the votes cast by the holders of the Ordinary Shares and Founder Shares, present themselves or represented by proxy at the Extraordinary General Meeting and entitled to vote thereon. Accordingly, if you fail to vote by proxy or to vote yourself at the Extraordinary General Meeting, your shares will not be counted in connection with the determination of whether a valid quorum is established, and, if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Extension Proposal, Trust Agreement Amendment Proposal, or Adjournment Proposal. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting.

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SUPPLEMENT NO. 1 DATED JANUARY 27, 2025

TO

PROXY STATEMENT

DATED JANUARY 14, 2025

EVERGREEN CORPORATION

LOT 1.02, LEVEL 1, GLO DAMANSARA, 699, JALAN DAMANSARA

TAMAN TUN DR ISMAIL

60000 KUALA LUMPUR, MALAYSIA

This proxy statement supplement (the “Supplement”) is being filed with the United States Securities and Exchange Commission and is being made available to shareholders of record of Evergreen Corporation (the “Company”) as of the close of business on December 13, 2024. The following information supplements and should be read in conjunction with the original proxy statement dated January 14, 2025 that the Company mailed to you on or about January 14, 2025 (the “Original Proxy Statement”). All capitalized terms not defined herein shall have the same meaning as in the Original Proxy Statement.

The Company is providing this Supplement to reflect (i) that the Company shall have the right to extend the Combination Period (as defined below) up to six (6) times for an additional one (1) month each time, from February 11, 2025 to August 11, 2025 (as extended, the “Extended Date”), provided that $0.05 (the “Extension Payment”) for each Class A ordinary share issued and outstanding is deposited into the Trust Account on or prior to the date of the applicable monthly deadline, (ii) that the Company shall be liquidated at the end of a 30-day cure period after the date any additional amount of funds were required to be deposited in the Trust Account as a condition of any extension of such date approved by the Company’s shareholders, and (iii) the removal of the provisions of the Trust Agreement (as defined below) permitting the Company to withdraw up to $100,000 of interest from the Trust Account to pay dissolution expenses. For the avoidance of doubt, the Sponsor has agreed to pay any outstanding dissolution expenses upon liquidation of the Company. The Company’s Investment Management Trust Agreement, dated February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company will be amended (as amended, the “Trust Amendment”) to reflect the foregoing. The Trust Amendment is attached hereto as Annex B. Below is the Trust Amendment Proposal from the Original Proxy Statement as restated to reflect the foregoing.

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PROPOSAL NO. 2—THE TRUST AGREEMENT AMENDMENT

Overview

The proposed Trust Agreement Amendment would amend our existing Investment Management Trust Agreement (the “Trust Agreement”), dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from February 11, 2025 to the Extended Date (the “Trust Agreement Amendment”) by depositing into the Trust Account, for each one-month extension, $0.05 for each Class A ordinary share issued and outstanding (the “Extension Payment”) after giving effect to the Redemption. A copy of the proposed Trust Agreement Amendment is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms.

Reasons for the Trust Agreement Amendment

The purpose of the Trust Agreement Amendment is (i) to give the Company the right to extend the Combination Period up to six (6) times for an additional one (1) month each time, from February 11, 2025 to the Extended Date, provided that the Extension Payment is deposited into the Trust Account on or prior to the date of the same applicable deadline, (ii) to clarify that the Company shall be liquidated at the end of a 30-day cure period after the date any additional amount of funds was required to be deposited in the Trust Account as a condition of any extension of such date approved by the Company’s shareholders, and (iii) to remove the provision of the Trust Agreement permitting the Company to withdraw up to $100,000 of interest from the Trust Account to pay dissolution expenses. For the avoidance of doubt, the Sponsor has agreed to pay any outstanding dissolution expenses upon liquidation of the Company.

On July 18, 2023, EVGR held an extraordinary general meeting of shareholders to allow the Company to extend the time it has to complete an initial business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to the August 11, 2024 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A Ordinary Share outstanding, and to allow the Sponsor to convert their Class B Ordinary Shares to Class A Ordinary Shares on a one-for-one basis at the option of the holder. On July 18, 2023, 4,004,330 public shares were redeemed by a number of shareholders at a price of approximately $10.75 per share, in an aggregate principal amount of $43,058,659.34. Following the redemptions, there were 7,495,670 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $160,000 per month into the trust account to further extend the Combination Period to May 11, 2024.

On May 9, 2024, EVGR held an extraordinary general meeting of shareholders to amend EVGR’s amended and restated articles of association to give EVGR the right to extend the Combination Period up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A Ordinary Share outstanding. On May 9, 2024, 2,831,713 public shares were redeemed by a number of shareholders at a price of approximately $11.43 per share, in an aggregate principal amount of $32,364,393.70. Following the redemptions, there were 4,663,957 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $80,000 per month into the trust account to further extend the Combination Period to January 11, 2025.

EVGR has determined that there will not be sufficient time before February 11, 2025 (its current termination date) to hold an Extraordinary General Meeting to obtain the requisite shareholder approval of, and to consummate, a Business Combination. After consultation with the Sponsor, EVGR’s management has reasons to believe that, if the Extension Amendment Proposal and the Trust Agreement Amendment Proposal are approved, the Sponsor will extend to EVGR, for each one-month extension period, $0.05 for each Class A ordinary share (the “Extension Payment”) as a loan so the Company can deposit the funds into the Trust Account as the Extension Payment, upon advance notice prior to the applicable deadlines, and extend the Combination Period for an additional one (1) month period, up to six (6) times until the Extended Date. Each Extension Payment will be deposited in the Trust Account within two business days prior to the beginning of the additional extension period (or portion thereof), other than the first Extension Payment which will be made on the day of the approval of the Trust Agreement Amendment Proposal. The Extension Payment(s) will bear no interest and will be repayable by the Company to the Sponsor upon consummation of an initial business combination. The loans will be forgiven by the Sponsor if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account.

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The Trust Agreement Amendment Proposal is essential to allowing EVGR additional time to consummate a Business Combination in the event a Business Combination is for any reason not completed on or before the Termination Date. Approval of each of the Extension Amendment Proposal and the Trust Agreement Amendment Proposal is a condition to the implementation of the Extension.

If the Trust Agreement Amendment Is Not Approved

If the Trust Agreement Amendment is not approved, and we do not consummate an initial business combination by February 11, 2025, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the holders of Public Shares and our warrants to purchase Ordinary Shares will expire worthless.

The initial shareholders have waived their rights to participate in any liquidation distribution with respect to their Founder Shares and the Ordinary Shares underlying the private placement units. There will be no distribution from the Trust Account with respect to the Company’s warrants, which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the Trust Account, except to the extent provided under the Trust Agreement.

If the Trust Agreement Amendment Is Approved

If the Extension Amendment and the Trust Agreement Amendment are approved, the amendment to the Trust Agreement in the form of Annex B hereto will be executed and the Trust Account will not be disbursed except to the extent any Redemptions are made in connection with this Extraordinary General Meeting, in connection with our completion of a Business Combination or in connection with our liquidation if we do not complete an initial business combination by the applicable termination date. The Company will then continue to attempt to consummate a business combination until the applicable termination date or until the Board determines in its sole discretion that it will not be able to consummate an initial business combination by the applicable termination date as described below and does not wish to seek an additional extension.

Required Vote

Subject to the foregoing, the affirmative vote of at least sixty-five percent (65%) of the Company’s issued and outstanding Shares, including the Founder Shares, will be required to approve the Trust Agreement Amendment Proposal. Our Board will abandon and not implement the Trust Agreement Amendment Proposal unless our shareholders approve both the Extension Amendment Proposal and the Trust Agreement Amendment Proposal. This means that if one proposal is approved by the shareholders and the other proposal is not, neither proposal will take effect.

Resolution

The resolution to be put to the shareholders to consider and to vote upon at the Extraordinary General Meeting in relation to Trust Agreement Amendment Proposal is as follows:

“RESOLVED that subject to and conditional upon the effectiveness of the special resolution to amend and restate the Amended and Restated Articles of Association of the Company with respect to the Extension Amendment as set forth in Annex A, the Trust Agreement be amended in the form set forth in Annex B to the accompanying proxy statement to allow the Company to extend the date by which the Company has to complete a business combination from February 11, 2025 to August 11, 2025 via six one-month extensions provided the Company deposits into its trust account $0.05 for each Class A ordinary share issued and outstanding after giving effect to the Redemption”.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT EVGR shareholders VOTE “FOR”

THE Trust Agreement Amendment Proposal.

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ANNEX B

PROPOSED AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of [●], 2025, to the Investment Management Trust Agreement (as defined below) is made by and between Evergreen Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of February 8, 2022 (as amended, the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an Extraordinary General Meeting of the Company held on January 28, 2025 (the “Extraordinary General Meeting”), the Company’s shareholders approved (i) a proposal to amend the Company’s amended and restated articles of association (the “A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination on a month-to-month basis (each a “Monthly Extension”) beginning on February 11, 2025 until August 11, 2025 (i.e., for up to a period of time ending forty-two (42) months after the consummation of its initial public offering); and (ii) a proposal to amend the Trust Agreement requiring the Company to deposit into the Trust Account, for each Monthly Extension that is exercised, $0.05 for each Class A ordinary share that remains issued and outstanding after taking into account any redemptions in connection with the solicitation of such shareholder approval at the Extraordinary General Meeting (such amount, the “Monthly Extension Amount”); and

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NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes, only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (1) (A) the date that is 36 months after the closing of the IPO (“Closing”), or (B) if the President, Chief Executive Officer or Chairman of the Board extends the time to complete a Business Combination by one (1) month, the date that is 37 months after the Closing, provided that the Company deposits the Monthly Extension Amount into the Trust Account on or prior to the date that is 36 months after the Closing, or (C) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete a Business Combination by an additional 1-month period, the date that is 38 months after the Closing, provided that the Company deposits the Monthly Extension Amount into the Trust Account on or prior to the date that is 37 months after the Closing, or (D) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete a Business Combination by an additional 1-month period, the date that is 39 months after the Closing, provided that the Company deposits the Monthly Extension Amount into the Trust Account on or prior to the date that is 38 months after the Closing; or (E) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete a Business Combination by an additional 1-month period, the date that is 40 months after the Closing, provided that the Company deposits the Monthly Extension Amount into the Trust Account on or prior to the date that is 39 months after the Closing; or (F) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete a Business Combination by an additional 1-month period, the date that is 41 months after the Closing, provided that the Company deposits the Monthly Extension Amount into the Trust Account on or prior to the date that is 40 months after the Closing; or (G) if the President, Chief Executive Officer or Chairman of the Board further extends the time to complete a Business Combination by an additional 1-month period, the date that is 42 months after the Closing, provided that the Company deposits the Monthly Extension Amount into the Trust Account on or prior to the date that is 41 months after the Closing; but if the Company has not completed a Business Combination within the applicable monthly anniversary of the Closing (“Last Date”), or (2) upon the end of a 30-day cure period after the date any Monthly Extension Amount was required to be deposited in the Trust Account in accordance with the terms of this Agreement, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes shall be distributed to the Public Shareholders of record as of the Last Date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i) the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders. As an example, if during the 40th month after the Closing, the Company does not deposit the Monthly Extension Amount into the Trust Account by the last day of the 40th month, then the Last Date shall be the last day of the 40th month.

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3. Amendments to Definitions. (i) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement. The following defined term in the Trust Agreement shall be amended and restated in their entirety:

“Trust Agreement” shall mean that certain Investment Management Trust Agreement, dated February 8, 2022, by and between Evergreen Corporation and Continental Stock Transfer & Trust Company, as amended from time to time.”; and

(ii) The term “Property” shall be deemed to include any Monthly Extension Amount paid to the Trust Account in accordance with the terms of the Amended and Restated Certificate of Incorporation and the Trust Agreement.

4. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

6. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

7. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:	Francis Wolf
Title:	Vice President

EVERGREEN CORPORATION

By:
Name:	Liew Choon Lian
Title:	Chief Executive Officer

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